EXHIBIT 99.1
                                                                    ------------
PRESS RELEASE

For Further Information, please contact:
Daniel R. Kadolph, Senior Vice President & CFO (708) 450-6759

              MIDWEST BANC HOLDINGS, INC. REPORTS 26.3% INCREASE IN
                           THIRD QUARTER 2001 EARNINGS

(Melrose Park, IL - October 15, 2001). Midwest Banc Holdings, Inc. (NASDAQ:
MBHI), a community-based bank holding company, announced a 26.3% increase in net income for the third quarter of 2001 compared to the similar period of 2000.

RESULTS OF OPERATIONS
---------------------

NET INCOME
Net income was $4,786,000 for the three months ended September 30, 2001 compared to $3,790,000 for the third quarter of 2000. Net income excluding gains increased 11.6% to $4,163,000 for the three months ended September 30, 2001 compared to $3,731,000 for the comparable period in 2000. Net income excluding gains improved 27.4% in the third quarter of 2001 compared to $3,268,000 from the previous quarter eneded June 30, 2001. Net income excluding gains is defined as net income less the after-tax effect of security gains and trading account profits. Basic earnings per share for the three months ended September 30, 2001 was $0.45 compared to $0.35 for the similar period of 2000, a 28.6% increase. Diluted earnings per share for the three months ended September 30, 2001 was $0.44 compared to $0.35 for the similar period of 2000, a 25.7% increase. Diluted earnings per share for the three months ended September 30, 2001 increased $0.05 or 12.8% compared to the three months ended June 30, 2001. The return on average assets for the three months ended September 30, 2001 was 1.17% compared to 1.06% and 1.10% for the similar period in 2000 and for the three months ended June 30, 2001, respectively. The return on average equity for the three months ended September 30, 2001 was 20.46% compared to 20.79% and 19.24% for the similar period in 2000 and for the second quarter of 2001, respectively.

Net income for the nine months ended September 30, 2001 was $12,885,000, 18.4% higher than the $10,886,000 earned during the first nine months of 2000. Net income excluding gains increased 4.4% to $11,035,000 for the nine months ended September 30, 2001 compared to $10,572,000 for the similar period of 2000. Basic earnings per share was $1.20 or 18.8% higher than the similar period in 2000. Diluted earnings per share was $1.19 or 17.8% for the nine months ended September 30, 2001 compared to the similar period in 2000. The return on average assets for the nine months ended September 30, 2001 was 1.11% compared to 1.08% for both the similar period in 2000 and the six months ended June 30, 2001. The return on average equity for the nine months ended September 30, 2001 was 19.36% compared to 21.20% and 18.76% for the similar period in 2000 and for the six months ended June 30, 2001, respectively.

NET INTEREST INCOME
Net interest income increased $304,000 or 2.6% in the third quarter of 2001 compared to the similar period in 2000 and $451,000 or 4.0% compared to the three months ended June 30, 2001. Year to date net interest income increased $186,000 or 0.5% compared to the similar period in 2000. The net interest margin decreased to 3.24% in the third quarter of 2001 from 3.28% in the second quarter of 2001 and 3.57% in the third quarter of 2000. The net interest margin decreased to 3.31% for the nine months ended September 30, 2001 compared to 3.70% for the comparable period in 2000 and 3.35% for the six months ended June 30, 2001.

During the first nine months of 2001, short-term interest rates were reduced by 350 basis points by the Federal Open Market Committee of the Federal Reserve System. These interest rate reductions along with reductions in the prime rate have resulted in decreases in the net interest margin. These interest rate reductions have adversely affected yields on the Company's predominately variable rate commercial and commercial real estate loan portfolios. The full impact of this has been offset in part by decreases in core deposit rates and maturing certificates of deposits. The net interest margin was also impacted by additional interest expense of $878,000 recognized during the first nine months of 2001 relating to the Company's $20.0 million of trust preferred securities issued in June 2000. On October 2, 2001, there was an additional 50 basis point reduction in interest rates. This interest rate reduction is expected to unfavorably impact the Company's net interest income; however, anticipated repricing opportunities on core deposits and certificates of deposits are expected to mitigate the unfavorable impact on net interest income. In the fourth quarter of 2001, $220.0 million in certificates of deposit at a weighted average rate of 5.76% will mature and reprice at expected lower rates. The Company expects net interest income and net interest margin to improve during the fourth quarter of 2001 compared to the prior quarter.

The Company manages its securities available-for-sale portfolio and trading account portfolio on a total return basis. In this respect, management regularly reviews the performance of its securities and sells specific securities to provide opportunities to enhance net interest income and net interest margin, and when possible it will recognize gains on the sale of securities. The Company has a long history of managing its securities in this manner. During the first nine months of 2001, the Company experienced an above average level of refinancing activity on its mortgage-backed securities. Based on recent events, including the most recent interest rate reductions, additional mortgage refinancing activity could have an adverse impact on the Company's net interest income and net interest margin. Trading account profits result from trading strategies that are utilized to supplement narrowing bond yields during periods of interest rate volatility. Gains on securities transactions were $714,000, $80,000, and $1.3 million during the three months ended September 30, 2001, September 30, 2000, and June 30, 2001, respectively. Trading account profits were $318,000, $17,000, and $336,000 during the three months ended September 30, 2001, September 30, 2000, and June 30, 2001, respectively. Gains on securities transactions for the nine months ended September 30, 2001 and 2000 were $2.3 million and $371,000, respectively. Trading account profits were $815,000 and $149,000 for the nine months ended September 30, 2001 and 2000, respectively.

OTHER INCOME
Other income, excluding gains on securities transactions and trading account profits, increased $769,000 or 42.8% on a comparable third quarter 2001 to 2000 basis and $405,000 or 18.7% for the three months ended September 30, 2001 compared to three months ended June 30, 2001. The other income to average assets ratio was 0.63% for the three months ended September 30, 2001 compared to 0.51% for the same period in 2000. Service charges on deposits increased $408,000 or 42.7% and $164,000 or 13.7% compared to the three months ended September 30, 2000 and June 30, 2001, respectively. Mortgage loan origination fees and cash surrender value of bank-owned life insurance increased $71,000 and $27,000, respectively, for the three months ended September 30, 2001 compared to the third quarter of 2000. Trust income and insurance and investment brokerage commissions decreased slightly for the three months ended September 30, 2001 compared to the similar period in 2000.

Other income, excluding gains on securities transactions and trading account profits, increased $1.6 million or 33.6% on a comparable nine months 2001 to 2000 basis. The other income to average assets ratio was 0.56% for the nine months ended September 30, 2001 compared to 0.48% for the same period in 2000. Service charges on deposits, mortgage loan origination fees, trust income, and cash surrender value of bank-owned life insurance increased by $817,000, $278,000, $23,000, and $540,000, respectively, for the nine months ended September 30, 2001 compared to the similar period in 2000.

OTHER EXPENSES
Other expenses increased $814,000 or 11.4% and $149,000 or 1.9% for the three months ended September 30, 2001 compared to the three months ended September 30, 2000 and June 30, 2001, respectively. The other expenses to average assets ratio was 1.94% for the three months ended September 30, 2001 compared to 2.01% for the same period in 2000. Salaries and employee benefits expense increased $684,000 and $189,000 during the three months ended September 30, 2001 compared to September 30, 2000 and June 30, 2001, respectively. Increased full-time staff positions, enhanced benefit programs, and increased health insurance costs have resulted in the increase in salaries and employee benefits. Occupancy and equipment expense is nominally higher for the three months ended September 30, 2001 compared to the similar period in 2000 and $40,000 less than for the three months ended June 30, 2001. Professional services increased $43,000 for the three months ended September 30, 2001 compared to the similar period in 2000 and decreased $117,000 compared to the three months ended June 30, 2001. The efficiency ratio was 51.9% for the three months ended September 30, 2001 compared to 51.4% for the same period in 2000.

Other expenses increased $1.6 million or 7.5% for the first nine months of 2001 compared to the similar period in 2000. The other expenses to average assets ratio was 2.00% for the nine months ended September 30, 2001 compared to 2.14% for the similar period in 2000. Salaries and employee benefits increased $1.5 million or 12.2% compared to the similar period in 2000. Increased full-time staff positions, enhanced benefit programs, and increased health insurance costs have resulted in the increase in salaries and employee benefits. Occupancy and equipment costs increased $129,000 for the nine months ended September 30, 2001 compared to the similar period in 2000. New and remodeled facilities and new equipment were the primary reasons for this increase. These increased expenses are direct investments in the future success of our organization, specifically, people and equipment. Professional services increased $233,000 for the first nine months of 2001 compared to the similar period in 2000. ATM fees and outsourced engagements were the primary reasons for the increases in professional services. Marketing expense declined by $213,000 or 24.9% for the first nine months of 2001 compared to the similar period in 2000. The efficiency ratio was 53.0% for the nine months ended September 30, 2001 compared to 52.7% for the similar period in 2000.

FINANCIAL CONDITION
-------------------

ASSETS
Total assets reached $1.7 billion at September 30, 2001, an increase of $82.6 million during the third quarter of 2001, $221.4 million during the first nine months of 2001, and $267.3 million during the past twelve months. Securities available-for-sale increased 8.3% or $46.9 million during the past three months, 19.0% or $97.6 million during the first nine months of 2001, and 21.0% or $106.0 million for the past twelve months. Loans increased 4.2% or $38.4 million during the past three months, 15.9% or $131.5 million during the first nine months of 2001, and $163.5 million or 20.6% during the past twelve months.

LIABILITIES
Deposits increased 3.0% or $34.8 million during the past three months, 11.7% or $126.6 million during the first nine months of 2001, and 15.8% or $165.2 million during the past twelve months. Borrowings increased 11.4% or $36.8 million during the past three months, 24.4% or $70.6 million during the first nine months of 2001, and 24.9% or $71.8 million during the past twelve months.

ASSET QUALITY
The allowance for loan losses was $9.7 million or 1.02% of total loans at September 30, 2001 compared to $8.6 million or 1.04% at December 31, 2000 and $9.6 million or 1.05% at June 30, 2001. The provision for loan losses was $1.6 million for the nine months ended September 30, 2001 compared to

$1.4 million for the nine months ended September 30, 2000 and $1.2 million for the six months ended June 30, 2001. Net charge-offs for the nine months ended September 30, 2001 were $409,000 compared to $750,000 for the nine months ended September 30, 2000 and $186,000 for the six months ended June 30, 2001. The net charge-off percentage to average loans was 0.05%, 0.10%, and 0.02% at September 30, 2001, September 30, 2000, and June 30, 2001, respectively. Allowance for loan losses to nonperforming loans ratio was 2.86x, 3.82x, and 2.97x at September 30, 2001, December 31, 2000, and June 30, 2001, respectively. Nonperforming loans were $3.4 million, $2.3 million, and $3.2 million at September 30, 2001, December 31, 2000, and June 30, 2001, respectively. The nonperforming loans to total loans ratio for these three time periods was 0.36%, 0.26%, and 0.35%, respectively. The nonperforming assets to total assets ratio was 0.22%, 0.23%, and 0.21% for September 30, 2001, December 31, 2000, and June 30, 2001, respectively.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County, and Midwest Bank of Western Illinois.

This press release may contain certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements".

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                      (In thousands, except per share data)


                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,                2000-2001 COMPARISON
                                                       ---------------------            --------------------
                                                       2001             2000          $ CHANGE        % CHANGE
                                                      -------          -------        --------        --------

Interest income...............................        $28,493          $28,794        $   (301)         -1.1%
Interest expense..............................         16,651           17,256            (605)         -3.5%
                                                      -------          -------        --------         -----
Net interest income...........................         11,842           11,538             304           2.6%
Provision for loan losses.....................            346              535            (189)        -35.3%
Other income..................................          2,567            1,798             769          42.8%
Net gains on securities transactions..........          1,032               97             935         963.9%
Other expenses................................          7,985            7,171             814          11.4%
                                                      -------          -------        --------         -----
Income before income taxes....................          7,110            5,727           1,383          24.2%
Provision for income taxes....................          2,324            1,937             387          20.0%
                                                      -------          -------        --------         -----
Net income....................................        $ 4,786          $ 3,790        $    996          26.3%
                                                      =======          =======        ========         =====
Cash net income(1)............................        $ 4,869          $ 3,873        $    996          25.7%
                                                      =======          =======        ========         =====
Basic earnings per share......................        $  0.45          $  0.35        $   0.10          28.6%
                                                      =======          =======        ========         =====
Diluted earnings per share....................        $  0.44          $  0.35        $   0.09          25.7%
                                                      =======          =======        ========         =====
Cash dividends declared.......................        $  0.15          $ 0.125        $  0.025          20.0%
                                                      =======          =======        ========         =====


                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30,                2000-2001 COMPARISON
                                                     ------------------------         ------------------------
                                                       2001             2000          $ CHANGE        % CHANGE
                                                     --------         --------        --------        --------

Interest income...............................        $85,444          $80,584          $4,860           6.0%
Interest expense..............................         50,889           46,215           4,674          10.1%
                                                      -------          -------          ------         -----
Net interest income...........................         34,555           34,369             186           0.5%
Provision for loan losses.....................          1,550            1,425             125           8.8%
Other income..................................          6,521            4,880           1,641          33.6%
Net gains on securities transactions..........          3,067              520           2,547         489.8%
Other expenses................................         23,213           21,589           1,624           7.5%
                                                      -------          -------          ------         -----
Income before income taxes....................         19,380           16,755           2,625          15.7%
Provision for income taxes....................          6,495            5,869             626          10.7%
                                                      -------          -------          ------         -----
Net income....................................        $12,885          $10,886          $1,999          18.4%
                                                      =======          =======          ======         =====
Cash net income(1)............................        $13,134          $11,112          $2,022          18.2%
                                                      =======          =======          ======         =====
Basic earnings per share......................        $  1.20          $  1.01          $ 0.19          18.8%
                                                      =======          =======          ======         =====
Diluted earnings per share....................        $  1.19          $  1.01          $ 0.18          17.8%
                                                      =======          =======          ======         =====
Cash dividends declared.......................        $  0.45          $ 0.375          $0.075          20.0%
                                                      =======          =======          ======         =====

(1) Cash net income is defined as net income plus the after-tax effect of amortization expense of goodwill.


                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)


                                                 THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                 --------------------------------  -------------------------------
                                                       2001            2000             2001             2000
                                                   ----------       ---------        ---------         ----------
INCOME STATEMENT DATA:
   Net income.................................        $4,786           $3,790          $12,885          $10,886
   Net income excluding gains (1).............         4,163            3,731           11,035           10,572
   Cash net income (2)........................         4,869            3,873           13,134           11,112
   Net overhead expense to average assets.....          1.32%            1.51%            1.44%            1.65%
   Efficiency ratio...........................         51.93            51.43            52.99            52.74
   Other income to average assets.............          0.63             0.51             0.56             0.48
   Other expense to average assets............          1.94             2.01             2.00             2.14
PER SHARE DATA:
   Earnings per share (basic).................        $ 0.45           $ 0.35          $  1.20          $  1.01
   Earnings per share (diluted)...............          0.44             0.35             1.19             1.01
   Cash earnings per share (basic)............          0.45             0.36             1.22             1.03
   Cash dividends declared....................         0.150            0.125            0.450            0.375
   Book value at end of period................          9.21             7.13             9.21             7.13
   Tangible book value at end of period.......          9.06             6.96             9.06             6.96
SELECTED FINANCIAL RATIOS:
   Return on average assets...................          1.17%            1.06%            1.11%            1.08%
   Return on average equity...................         20.46            20.79            19.36            21.20
   Cash return on average assets..............          1.19             1.09             1.13             1.10
   Cash return on average equity..............         20.81            21.24            19.73            21.64
   Dividend payout............................         33.66            35.42            37.51            37.12
   Loan to deposit............................         78.86            75.68            78.86            75.68
   Average equity to average assets...........          5.70             5.12             5.73             5.08
   Net interest margin (tax equivalent).......          3.24             3.57             3.31             3.70
   Allowance for loan losses to total loans
      at the end of period....................          1.02             1.04             1.02             1.04
   Net loans charged off to average total
      loans...................................          0.05             0.10             0.05             0.10
   Nonperforming loans to total loans at the
      end of period (3).......................          0.36             0.44             0.36             0.44
   Nonperforming assets to total assets (4)...          0.22             0.35             0.22             0.35
   Allowance to nonperforming loans...........          2.86x            2.37x            2.86x            2.37x

                                                           SEPTEMBER 30,
                                                     ---------------------------
                                                       2001             2000
                                                       ----             ----
BALANCE SHEET DATA:
   Total assets...............................       $1,689,165      $1,421,844
   Total earning assets.......................        1,595,928       1,329,981
   Average assets (quarter-to-date)...........        1,629,350       1,416,029
   Average assets (year-to-date)..............        1,552,931       1,349,188
   Total loans................................          956,093         792,591
   Allowance for loan losses..................            9,733           8,242
   Total deposits.............................        1,212,409       1,047,248
   Borrowings.................................          359,709         287,900
   Stockholders' equity.......................           98,925          76,601
   Tangible stockholders' equity..............           97,293          74,771
   Average equity (quarter-to-date)...........           92,825          72,536
   Average equity (year-to-date)..............           88,991          68,606

------------------------
(1) Net income excluding gains is defined as net income less the after-tax effect of security gains and trading account profits.
(2) Cash net income is defined as net income plus the after-tax effect of amortization expense for goodwill.
(3)  Includes total nonaccrual and all other loans 90 days or more past due.
(4) Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.